UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 30, 2020

Evans Bancorp, Inc.
_______________________________________
(Exact Name of Registrant as Specified in Charter)

New York	001-35021	161332767
______________________________ (State or Other Jurisdiction	_______________ (Commission	___________________ (I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

One Grimsby Drive, Hamburg, New York		14075
_____________________________________________ (Address of Principal Executive Offices)		____________ (Zip Code)

Registrant’s Telephone Number, Including Area Code:	716-926-2000

Not Applicable
____________________________________________________
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	EVBN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Evans Bancorp, Inc. (the “Company”), the parent of Evans Bank, N.A., on January 31, 2020 regarding its results of operations and financial condition for the quarter and year ended December 31, 2019.

Item 2.02 Results of Operations and Financial Condition.

On January 30, 2020, Evans Bancorp, Inc. (the “Company”), the parent of Evans Bank, N.A., issued a press release setting forth its results of operations and financial condition for the quarter and year ended December 31, 2019 (the “Prior Press Release”). A copy of the Prior Press Release was furnished as Exhibit 99.1 to the Form 8-K filed on January 31, 2020. On February 13, 2020, following the receipt of additional information from the local municipal authority, the Company determined that a historic rehabilitation tax credit that had been booked by Evans Bank in the fourth quarter of 2019 had not received final approval from the local municipal authority until the first quarter of 2020, and accordingly should not have been booked by Evans Bank until the first quarter of 2020. Accordingly, on February 18, 2020 the Company issued a corrected press release setting forth its results of operations and financial condition for the quarter and year ended December 31, 2019 (the “Corrected Press Release”). A copy of the Corrected Press Release is attached hereto as Exhibit 99.1 and is available on the Company’s website, www.evansbank.com.

The Company has reversed the historic tax credit booked in the fourth quarter of 2019 and Evans Bank will book the historic tax credit in the first quarter of 2020.  The tables below set forth the revised results of operations included in the Corrected Press Release and, for illustrative purposes, the results of operations as reported initially in the Prior Press Release for the quarter and year ended December 31, 2019.

Impact on Previously Reported Financial Information
	Three months ended December 31, 2019		Year ended December 31, 2019
Dollars in thousands, except per share	Initially Reported	As Revised	Initially Reported	As Revised
Loss on tax credit investment	$(2,744)	$(158)	$(2,744)	$(158)
Refundable NY state historic tax credit	1,972	115	1,972	115
Total non-interest income	3,264	3,993	17,353	18,082
Income before income taxes	4,007	4,736	21,513	22,242
Income tax provision (benefit)	(611)	988	3,629	5,228
Net income	4,618	3,748	17,884	17,014
Net income per common share-diluted	0.93	0.75	3.60	3.42
Return on average total assets	1.25%	1.02%	1.23%	1.17%
Return on average stockholders' equity	12.52%	10.16%	12.70%	12.08%
Efficiency ratio - GAAP	75.80%	72.51%	68.90%	68.18%
Income tax effective tax rate - unadjusted	(15.2)%	20.9%	16.9%	23.5%

	At December 31, 2019
	Initially Reported	As Revised
All other assets	$103,951	$102,301
Total assets	1,461,880	1,460,230
Other liabilities	17,208	16,428
Total stockholders' equity	149,323	148,453
Book value per share	30.29	30.11
Tier 1 leverage ratio	10.39%	10.33%
Tier 1 risk-based capital ratio	12.38%	12.32%
Total risk-based capital ratio	13.61%	13.56%

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to liability under that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth therein. References to the Company’s website herein and in the attached exhibit are inactive textual references only and the information available on the Company’s website is not part of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press Release of Evans Bancorp, Inc. dated February 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

February 18, 2020	By:	/s/ David J. Nasca

Name: David J. Nasca
Title: President and Chief Executive Officer